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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-108744, No. 333-121771 and No. 333-125159, each on Form S-8, of our report dated June 29, 2006, appearing in this Annual Report on Form 11-K of The Warnaco Group, Inc. Employee Savings Plan for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

New York, New York
June 29, 2006

S-1